UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

(Address of principal executive offices and zip code)

(713) 378-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2005, Dynacq Healthcare, Inc. executed a letter amendment to its Reducing Revolver Loan and Security Agreement and related guarantee agreements (collectively, the “Agreement”). Dynacq and the lender, Merrill Lynch Business Financial Services Inc., amended the Agreement to set the maturity date of the obligations under the Agreement at May 31, 2005. The press release dated April 29, 2005, announcing the amendment is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

As of the close of business on April 29, 2005, approximately $5.6 million, which includes accrued interest, remains outstanding under the Agreement. Dynacq intends to refinance or repay such amounts prior to the maturity date. If Dynacq is unable to repay all outstanding balances by the maturity date, the lender may assess a late charge in the amount of 5% of the then outstanding obligations, immediately initiate legal proceedings, and proceed against Dynacq’s assets to satisfy its obligations under the Agreement. Dynacq’s obligations under the Agreement are secured by substantially all of its assets.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
*Exhibit 10.1	Letter Agreement dated April 28, 2005, between the Company and Merrill Lynch Business Financial Services, Inc.

*Exhibit 99.1	Press Release dated April 29, 2005.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

By:	/s/ Philip S. Chan
Philip S. Chan,
Chief Financial Officer

Date: April 29, 2005

Exhibit Index

Exhibit Number	Description
*Exhibit 10.1	Letter Agreement dated April 28, 2005, between the Company and Merrill Lynch Business Financial Services, Inc.

*Exhibit 99.1	Press Release dated April 29, 2005.

*	Filed herewith